UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2007

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10109	95-104-0600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard Fullerton, California	92834-3100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 871-4848

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2007, Beckman Coulter, Inc. (“Beckman”), Louisiana Acquisition Sub, Inc., a wholly-owned subsidiary of Beckman (“Purchaser”), and Biosite Incorporated (“Biosite”), each a Delaware corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Beckman commenced an offer (the “Offer”) to acquire all of the outstanding shares of Biosite common stock, par value $0.01 per share, (the “Biosite Shares”) for $85.00 in cash per share, without interest (the “Offer Price”). The Merger Agreement was previously filed as Exhibit 2.1 on Form 8-K by Beckman on March 26, 2007.

On May 1, 2007, Beckman entered into an Amendment to the Agreement and Plan of Merger (the “Amendment”) with Biosite and Purchaser, amending the Merger Agreement. Pursuant to the Amendment, among other things, the Offer Price was increased from $85.00 to $90.00 per share, and the Termination Fee (as defined in the Merger Agreement) was increased from $50,000,000 to $54,000,000. The foregoing description of the Amendment does not purport to be complete. A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Amendment has been unanimously approved by the Beckman, Purchaser and Biosite Boards of Directors, and Biosite’s Board of Directors continues to recommend that its stockholders accept the Offer and, if required by applicable law, approve the merger contemplated by the Merger Agreement.

In conjunction with the Amendment, Beckman exercised its right to extend the expiration date of the Offer to the end of the day at 12:00 midnight, New York City time, on Tuesday, May 15, 2007. Under the terms of the Amendment, Beckman is no longer obligated to extend the expiration of the Offer beyond May 15, 2007, although it may choose to do so.

Both the Amendment and the extension of the Offer were announced in a press release issued by Beckman on May 1, 2007. The full text of that press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit
2.1	Amendment to the Agreement and Plan of Merger, dated as of May 1, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc. and Biosite Incorporated.

99.1	Press Release issued by Beckman Coulter, Inc. on May 1, 2007.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. Stockholders of Biosite are urged to read the tender offer materials described below because they contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other tender offer materials) filed by Beckman and Louisiana Acquisition Sub with the SEC on April 2, 2007, as amended. In addition, on April 2, 2007, Biosite filed a Solicitation/ Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The tender offer materials, as amended, contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, and their related amendments are available free of charge on the SEC’s website (www.sec.gov) or from D.F. King & Co., Inc., the information agent for the tender offer, at (800) 769-4414 (toll free). American Stock Transfer & Trust Company is acting as depositary for the tender offer. The dealer manager for the offer is Morgan Stanley.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Beckman Coulter and Biosite file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Beckman Coulter and Biosite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Beckman Coulter’s and Biosite’s filings with the SEC are also available to the public from commercial document-retrieval services and the SEC’s website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007	Beckman Coulter, Inc.

	By:	/s/ Arnold A. Pinkston
	Name:	Arnold A. Pinkston
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment to the Agreement and Plan of Merger, dated as of May 1, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc. and Biosite Incorporated.

99.1	Press Release issued by Beckman Coulter, Inc. on May 1, 2007.